UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 31, 2014 (“Effective Date”), Armstrong World Industries, Inc. (“Company”) and Donald R. Maier, the Company’s Senior Vice President, Global Operations Excellence (“SVP, Operations”), entered into a Transition Agreement (“Transition Agreement”) in connection with their mutual agreement that, at Mr. Maier’s request, his position as SVP, Operations will end on December 31, 2014 (“Transition Date”), and that he will provide transitional services to the Company until February 28, 2015 (“Separation Date”), at which time his employment with the Company will terminate.

Pursuant to the terms of the Transition Agreement, while Mr. Maier remains employed through the Separation Date, he shall continue to (a) receive his base salary at the rate in effect on the Effective Date in accordance with regular payroll practices, subject to applicable tax and payroll deductions, and (b) be eligible for participation in Company benefit plans applicable to similarly situated employees in accordance with the terms of the applicable plans.

In addition, if Mr. Maier: (a) continues in employment through the Separation Date, of if he is terminated without Cause (as defined in the Change in Control Agreement between the Company and Mr. Maier (“CIC”)) on or before the Separation Date; (b) complies with the terms and conditions of the Transition Agreement; and (c) does not revoke a general waiver and release of liability and claims in the form attached to the Transition Agreement as Appendix A (“Release”) within the time period specified in the Release, he will be entitled to the following payments and benefits (“Severance Benefits”): (i) a lump sum amount of $206,000, which is equal to six months of his base salary at the rate in effect as of the Effective Date; (ii) an annual cash bonus award for the 2014 calendar year (“Annual Bonus”) equal to at least $257,500, which is subject to increase if Company performance exceeds 105% of the operating plan target used for the Company’s Management Achievement Plan, provided that in no event will the aggregate Annual Bonus exceed $412,000; (iii) subject to eligibility and/or proper election, as applicable, continued medical, prescription drug and dental and life insurance coverage for six (6) months following the Separation Date at the premium rates applicable to active employees; and (iv) twelve (12) months of outplacement services through a provider selected by the Company in order to assist him with job transition after the Separation Date. In the event that Mr. Maier receives any payments and benefits under the CIC (“CIC Benefits”), any Severance Benefits will be reduced by the CIC Benefits.

Mr. Maier also acknowledged and agreed that, if not terminated earlier, the CIC shall terminate on the Transition Date, provided that certain restrictive covenants in the CIC, including without limitation, those regarding non-competition and non-solicitation of customers and employees, would survive such termination.

The description of the Transition Agreement herein is limited in its entirety by the terms of the Transition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1  Transition Agreement dated as of March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date:	April 4, 2014

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